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                                                                    EXHIBIT 23.4

                          CONSENT OF STEVENS & COMPANY


        In connection with the proposed merger of FNB Bancshares, Inc., Springfield, Georgia and First Banking Company of Southeast Georgia, Statesboro, Georgia, the undersigned, acting as an independent financial analyst to the Board of Directors of FNB Bancshares, Inc. hereby consents to the reference to our firm in the proxy statement/prospectus and to the inclusion of our fairness opinion as an exhibit to the proxy statement/prospectus.



                                        July 1, 1996



                                        STEVENS & COMPANY


                                        By: /s/ Charles Stevens
                                           -------------------------------------
                                                Charles Stevens